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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements on Form S-8 Nos. 33-80081, 333-33130, 333-47388, 333-70620, 333-98135 and 333-108345 of Silicon Storage Technology, Inc. of our report dated January 4, 2008, with respect to the financial statements of Advanced Chip Engineering Technology Inc. included in the Annual Report on Form 10-K of Silicon Storage Technology, Inc. for the year ended December 31, 2007.

/s/  ERNST & YOUNG

Certified Public Accountants
Hsinchu, Taiwan
Republic of China
March 14, 2008

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm